EXHIBIT 1
                                                                       ---------

                             JOINT FILING AGREEMENT

                  This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, par value $.01 per share, of Multex.com, Inc. is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated: September 18, 2000

                                 REUTERS GROUP PLC




                                 By:    /s/ R.E.S. Martin
                                    ------------------------
                                 Name:  R.E.S. MARTIN
                                 Title: Secretary


                                 REUTERS AMERICA INC.




                                 By:    /s/ Nancy C. Gardner
                                    ---------------------------
                                 Name:  Nancy C. Gardner
                                 Title: Senior Vice President


                                 REUTERS INVESTMENTS LIMITED




                                 By:    /s/ R.E.S. Martin
                                    -----------------------
                                 Name:  R.E.S. Martin
                                 Title: Secretary


                                 REUTERS HOLDINGS LIMITED




                                 By:    /s/ R.E.S. Martin
                                    -----------------------
                                 Name:  R.E.S. Martin
                                 Title: Secretary



                                    17 of 18

                                 REUTERS LIMITED




                                 By:    /s/ R.E.S. Martin
                                    -----------------------
                                 Name:  R.E.S. Martin
                                 Title: Secretary


                                 REUTERS GROUP OVERSEAS HOLDINGS (UK)
                                 LIMITED




                                 By:    /s/ R.E.S. Martin
                                    -----------------------
                                 Name:  R.E.S. Martin
                                 Title: Secretary


                                 REUTERS OVERSEAS HOLDINGS BV




                                 By:    /s/ T.A.M. Hakvoort
                                    -------------------------
                                 Name:  T.A.M. Hakvoort
                                 Title: Director


                                 REUTERS INTERNATIONAL HOLDINGS SARL




                                 By:    /s/ Ian Kleinman
                                    -------------------------
                                 Name:  Ian Kleinman
                                 Title: Director


                                 REUTERS AMERICA HOLDINGS INC.




                                 By:    /s/ J.B. Reid-Dodick
                                    --------------------------
                                 Name:  J.B. Reid-Dodick
                                 Title: EVP Corporate Affairs & General Counsel


                                    18 of 18